UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 8, 2007

Prudential Bancorp, Inc. of Pennsylvania
(Exact name of registrant as specified in its charter)

Pennsylvania 000-51214 68-0593604
(State or other jurisdiction (Commission File Number) (IRS Employer of incorporation) Identification No.)

1834 Oregon Avenue, Philadelphia, Pennsylvania 19145
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(215) 755-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 8, 2007, the Compensation Committee of the Board of Directors of the Bank approved a bonus pool for all employees, including executive officers, of $220,000.  Each individual's bonus was calculated using a service factor derived from their years of service, other than Messrs. Vento and Corrato whose service factor is fixed, times their base salary as a percentage of the aggregate bonus pool. For fiscal 2007, Messrs. Vento and Corrato were awarded bonuses of $31,376 and $19,536, respectively, which represented 14.3% and 8.9%, respectively, of the bonus pool.

For additional information, reference is made to the description of the Bank's bonus program which is included as Exhibit 10.1 hereto and is incorporated herein by reference thereto.

Item                        9.01       Financial Statements and Exhibits

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           The following exhibit is included with this Report:

Exhibit No.	Description
10.1	Prudential Savings Bank 2007 bonus program

            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA

By:	/s/Joseph R. Corrato
Name:	Joseph R. Corrato
Title:	Executive Vice President and Chief Financial Officer

Date: November 14, 2007

            EXHIBIT INDEX

Exhibit No.	Description
10.1	Prudential Savings Bank 2007 Bonus Program